Exhibit 8(o)

AMENDED AND RESTATED

ADMINISTRATION AGREEMENT

BlackRock FundsSM and BlackRock Funds III

May 27, 2020

BlackRock Advisors, LLC

100 Bellevue Parkway

Wilmington, Delaware 19809

Ladies and Gentlemen:

This Amended and Restated Administration Agreement (this “Agreement”), dated May 27, 2020, by and among BlackRock FundsSM (“BRF”), BlackRock Funds III (“BRF III” and, together with BRF, the “Trusts”) and BlackRock Advisors, LLC (“BlackRock”) amends and restates in its entirety the Amended and Restated Administration Agreement, dated March 2, 2020, between BRF III and BlackRock, and confirms the agreement between the Trusts on behalf of their series listed in the attached Appendix A, as such Appendix may be amended from time to time (collectively, the “Funds”), and BlackRock.

The parties agree as follows:

1.    Trusts. Each Trust is a registered open-end, management investment company. Each Trust engages in the business of investing and reinvesting the assets of each of its Funds in the manner and in accordance with the applicable investment objective, policies and restrictions specified in the applicable Fund’s currently effective prospectuses and statements of additional information incorporated therein relating to the applicable Fund and the applicable Trust (such prospectuses and such statements of additional information being collectively referred to as the “Prospectuses”) included in each Trust’s Registration Statement, as amended from time to time. Certain of the Funds are feeder funds (each a “Feeder Fund”) that invest all of their assets in corresponding master portfolios of other registered investment companies (each a “Master Portfolio”) and, accordingly, the Trusts have not engaged an adviser to manage the investing and reinvesting of the assets of such Feeder Funds.

2.    Administrator. Each Trust is engaging BlackRock to provide, or cause to be provided, the administrative services specified elsewhere in this Agreement, subject to the overall supervision of each Trust’s Board of Trustees.

3.    Administrative Services. BlackRock agrees, at its expense (a) to supervise the administrative operations and undertake to provide, or cause to be provided, the services described on Appendix B, as such Appendix may be amended from time to time by the mutual consent of the parties (the provision of, and liability for, certain of such services to be allocated on such Appendix) in connection with the operations of the Trusts and the Funds, including without limitation those functions that each Trust has authorized BlackRock, as its Administrator, to perform pursuant to the Fund’s Distribution and Service Plan or Shareholder

Servicing Plan, as applicable, each as amended from time to time, and, if applicable, the Shareholder Servicing and Processing Plan, as amended from time to time; (b) to take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to other service providers, as such may be required by the Trusts from time to time; and (c) to provide all other administrative services reasonably necessary for the operation of the Funds, other than those services that are to be provided by the Trusts’ transfer and dividend disbursing agent and custodians.

4.    Expenses Borne by Administrator. Except as otherwise provided in this Agreement, BlackRock agrees to bear all costs of the operations of each Fund, including but not limited to governmental fees; interest charges; fees and expenses of its legal counsel (other than as set forth below) and its transfer agent and dividend disbursing agent; fees paid to shareholder servicing, shareholder servicing and processing, and other special purpose agents; expenses of preparing and printing any stock certificates, prospectuses, statements of additional information, shareholders’ reports, notices, proxy statements and reports to regulatory agencies; office supplies; premiums for fidelity bonds and errors and omissions and/or officers and trustees liability insurance; trade association membership dues; pricing services, if any; fees and expenses of any custodian and fund accountant, including those for keeping books and accounts and calculating the net asset value per share in the Funds; expenses of shareholders’ meetings; expenses relating to the issuance, registration, qualification and redemption of shares of the Funds; and organizational expenses. Notwithstanding anything to the contrary in this Agreement (but subject to the proviso to the first sentence of paragraph 5 below), BlackRock shall not be required to bear (a) any portion of brokerage or other expenses connected with the execution of portfolio securities transactions for a Fund or a Master Portfolio, as applicable, (b) fees payable to the investment adviser under its advisory contracts with, or on behalf of, a Fund or a Master Portfolio, as applicable, (c) any distribution and/or service fees payable as a result of any distribution and service plan adopted by a Trust’s Board of Trustees pursuant to Rule 12b-1 under the 1940 Act, (d) each Fund’s pro rata portion of the compensation of the Trustees who are not “interested persons” (as defined in the Act) of a Trust (“Independent Trustees”), (e) travel expenses of the Independent Trustees in connection with their attendance at Board and other meetings relating to a Trust, (f) fees and expenses of legal counsel for the Independent Trustees, (g) fees and expenses of each Fund’s independent auditors, (h) litigation expenses (including counsel fees and expenses in connection with litigation), (i) taxes (including income, excise, transfer and withholding taxes), or (j) any other cost or expense that a majority of the Independent Trustees deems to be an extraordinary expense.

5.    Administration Fees. In consideration of the administration services to be provided by BlackRock under this Agreement, each Trust shall pay BlackRock a monthly fee on behalf of each of its applicable Funds on the first business day of each month at the applicable annual rates specified as a percentage of daily net assets on Appendix A attached to this Agreement, provided that the amount of the fee payable on behalf of such Fund shall be reduced by an amount equal to the amounts payable by such Fund for expenses described in paragraph 4(d), (e), (1) and (g) above. If the fees payable to BlackRock under this paragraph begin to accrue after the beginning of any month or if this Agreement terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of the month to the termination date, respectively, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination

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occurs. For purposes of calculating each such monthly fee, the value of each Fund’s net assets shall be computed in the manner specified in each Fund’s Prospectus, as supplemented from time to time, for the computation of the value of the Fund’s net assets in connection with the determination of the net asset value of a Fund’s shares. For purposes of this Agreement, a “business day” is any day the Fund is open for business.

6.    Standard of Care. BlackRock shall exercise reasonable care and shall give each Trust the benefit of its best judgment and efforts in rendering services under this Agreement. As an inducement to BlackRock’s undertaking to render services hereunder, each Trust agrees that BlackRock shall not be liable under this Agreement for any mistake in judgment or in any other event whatsoever, provided that nothing in this Agreement shall be deemed to protect or purport to protect BlackRock against any liability to such Trust or its shareholders to which BlackRock would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of BlackRock’s duties under this Agreement or by reason of reckless disregard of its obligations and duties hereunder.

7.    Term, etc. This Agreement shall become effective on its execution date, and shall remain in full force and effect for a period of two years or until terminated pursuant to the provisions of this paragraph, and it may be reapproved at least annually thereafter by each Trust’s Board of Trustees, including a majority of the Independent Trustees who are not parties to this Agreement. This Agreement may be terminated in its entirety or with respect to only certain Trusts or certain Funds at any time without payment of any penalty, upon 60 days’ written notice, by vote of the Board of Trustees of the applicable Trust or Trusts or by BlackRock. If the Agreement is terminated with respect to only certain Trusts or certain Funds, this Agreement will remain in full force and effect for the remaining Trusts or Funds that have not terminated this Agreement. BlackRock will cooperate with and assist each Trust, its agents and any successor administrator or administrators in any substitution/conversion process. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

8.    Non-Exclusivity. Except to the extent necessary to perform BlackRock’s obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of BlackRock, or any affiliate or employee of BlackRock, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

9.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

10.    Delegation. Each Trust hereby agrees and acknowledges that BlackRock may delegate responsibility for any or all of the services to be provided hereunder with respect to any Fund to (i) any co-administrator, sub-administrator or accounting services provider (each, a “Third Party Administrator”) or (ii) other service providers, provided that BlackRock agrees to remain fully liable to the applicable Trust for the provision of any service that BlackRock delegates to a Third Party Administrator.

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11.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterpart shall, together, constitute only one instrument.

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If the foregoing correctly sets forth the agreement between the Trusts and BlackRock, please so indicate by signing and returning to each Trust the enclosed copy hereof.

Very truly yours,

BLACKROCK FUNDSSM on behalf of the funds listed in Appendix A

By:
Name:	John M. Perlowski
Title:	President and Chief Executive Officer

BLACKROCK FUNDS III on behalf of the funds listed in Appendix A

By:
Name:	John M. Perlowski
Title:	President and Chief Executive Officer

ACCEPTED as of the date set forth above:

BLACKROCK ADVISORS, LLC

By:
Name:	Neal J. Andrews
Title:	Managing Director

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Appendix A

Fees

Funds of each Trust with Class, if applicable		Administration Fee (as % of net assets)[1]
Trust and Fund	Class	Total
BlackRock FundsSM
BlackRock Global Impact Fund	Institutional Shares	0.20
	Investor A Shares	0.20
	Class K Shares	0.10

BlackRock International Impact Fund	Institutional Shares	0.20
	Investor A Shares	0.20
	Class K Shares	0.10

BlackRock U.S. Impact Fund	Institutional Shares	0.20
	Investor A Shares	0.20
	Class K Shares	0.10

BlackRock Funds III
BlackRock Cash Funds: Institutional	Institutional	0.05
	Capital	0.07
	Premium	0.10
	Select	0.15
	Trust	0.38
	SL Agency	0.02

BlackRock Cash Funds: Treasury	SL Agency	0.02

BlackRock LifePath® Dynamic Retirement Fund	Institutional Shares	0.30
	Investor A Shares	0.30
	Investor C Shares	0.30
	Class R Shares	0.25
	Class K Shares	0.05

BlackRock LifePath® Dynamic 2025 Fund	Institutional Shares	0.30
	Investor A Shares	0.30
	Investor C Shares	0.30
	Class R Shares	0.25
	Class K Shares	0.05

[1]

Expenses attributable to one or more, but not all, of the Funds or share classes (such as shareholder servicing expenses) shall be charged against the assets of the relevant Funds or share classes. Because of the differences in the expenses attributable to one or more, but not all, of the share classes of a particular Fund, a Fund may have different administration fees for different share classes.

Funds of each Trust with Class, if applicable		Administration Fee (as % of net assets)[1]
Trust and Fund	Class	Total
BlackRock LifePath® Dynamic 2030 Fund	Institutional Shares	0.30
	Investor A Shares	0.30
	Investor C Shares	0.30
	Class R Shares	0.25
	Class K Shares	0.05

BlackRock LifePath® Dynamic 2035 Fund	Institutional Shares	0.30
	Investor A Shares	0.30
	Investor C Shares	0.30
	Class R Shares	0.25
	Class K Shares	0.05

BlackRock LifePath® Dynamic 2040 Fund	Institutional Shares	0.30
	Investor A Shares	0.30
	Investor C Shares	0.30
	Class R Shares	0.25
	Class K Shares	0.05

BlackRock LifePath® Dynamic 2045 Fund	Institutional Shares	0.30
	Investor A Shares	0.30
	Investor C Shares	0.30
	Class R Shares	0.25
	Class K Shares	0.05

BlackRock LifePath® Dynamic 2050 Fund	Institutional Shares	0.30
	Investor A Shares	0.30
	Investor C Shares	0.30
	Class R Shares	0.25
	Class K Shares	0.05

BlackRock LifePath® Dynamic 2055 Fund	Institutional Shares	0.30
	Investor A Shares	0.30
	Investor C Shares	0.30
	Class R Shares	0.25
	Class K Shares	0.05

BlackRock LifePath® Dynamic 2060 Fund	Institutional Shares	0.30
	Investor A Shares	0.30
	Investor C Shares	0.30
	Class R Shares	0.25
	Class K Shares	0.05

Funds of each Trust with Class, if applicable		Administration Fee (as % of net assets)[1]
Trust and Fund	Class	Total
BlackRock LifePath® Dynamic 2065 Fund	Institutional Shares	0.30
	Investor A Shares	0.30
	Investor C Shares	0.30
	Class R Shares	0.25
	Class K Shares	0.05

BlackRock LifePath® Index Retirement Fund	Institutional Shares	0.09
	Investor A Shares	0.09
	Class K Shares	0.04
	Investor P Shares	0.09

BlackRock LifePath® Index 2025 Fund	Institutional Shares	0.09
	Investor A Shares	0.09
	Class K Shares	0.04
	Investor P Shares	0.09

BlackRock LifePath® Index 2030 Fund	Institutional Shares	0.09
	Investor A Shares	0.09
	Class K Shares	0.04
	Investor P Shares	0.09

BlackRock LifePath® Index 2035 Fund	Institutional Shares	0.09
	Investor A Shares	0.09
	Class K Shares	0.04
	Investor P Shares	0.09

BlackRock LifePath® Index 2040 Fund	Institutional Shares	0.09
	Investor A Shares	0.09
	Class K Shares	0.04
	Investor P Shares	0.09

BlackRock LifePath® Index 2045 Fund	Institutional Shares	0.09
	Investor A Shares	0.09
	Class K Shares	0.04
	Investor P Shares	0.09

BlackRock LifePath® Index 2050 Fund	Institutional Shares	0.09
	Investor A Shares	0.09
	Class K Shares	0.04
	Investor P Shares	0.09

Funds of each Trust with Class, if applicable		Administration Fee (as % of net assets)[1]
Trust and Fund	Class	Total
BlackRock LifePath® Index 2055 Fund	Institutional Shares	0.09
	Investor A Shares	0.09
	Class K Shares	0.04
	Investor P Shares	0.09

BlackRock LifePath® Index 2060 Fund	Institutional Shares	0.09
	Investor A Shares	0.09
	Class K Shares	0.04
	Investor P Shares	0.09

BlackRock LifePath® Index 2065 Fund	Institutional Shares	0.09
	Investor A Shares	0.09
	Class K Shares	0.04
	Investor P Shares	0.09

iShares S&P 500 Index Fund	Institutional Shares	0.09
	Investor A Shares	0.09
	Investor P Shares	0.09
	Class K Shares	0.02
	Service Shares	0.06
	Class G Shares	0.0025

iShares U.S. Aggregate Bond Index Fund	Institutional Shares	0.06
	Investor A Shares	0.06
	Investor P Shares	0.06
	Class K Shares	0.01

Dated: May 27, 2020

Appendix B

Function	Master Portfolio	Feeder Fund	Standalone Fund	BlackRock Advisors, LLC
MANAGEMENT REPORTING & TREASURY ADMINISTRATION

Monitor portfolio compliance in accordance with the current Registration Statement.	X		X

Continuously monitor portfolio activity and Fund operations in conjunction with 1940 Act, Registration Statement and any other applicable laws and regulations.

To the extent within the scope of services provided by a Third Party Administrator, monitor results of testing performed by such Third Party Administrator and approve resolution of compliance issues addressed by such Third Party Administrator.

Note: All references to a Third Party Administrator relate to activities delegated to such Third Party Administrator with respect to the applicable Funds.

Provide compliance summary package.	X		X	To the extent within the scope of services provided by a Third Party Administrator, review report prepared by such Third Party Administrator.

Perform asset diversification testing to establish qualification as a MC.	X	X	X	Continuously monitor portfolio activity in conjunction with IRS requirements. Review results of a Third Party Administrator’s testing and take any necessary action. Approve tax positions taken.

Function	Master Portfolio	Feeder Fund	Standalone Fund	BlackRock Advisors, LLC
Perform qualifying income testing to establish qualification as a RIC.	X	X	X	Continuously monitor portfolio activity in conjunction with IRS requirements. Review results of a Third Party Administrator’s testing and take any necessary action. Approve tax positions taken.

Prepare the Funds’ annual expense budget. Establish daily accruals.	X	X	X	Provide asset level projections and vendor fee information. Approve expense budget prepared by a Third Party Administrator.

Monitor the Funds’ expense budget.	X	X	X	Provide asset level projections quarterly. Provide vendor information as necessary. Review expense analysis and approve budget revisions prepared by a Third Party Administrator.

Receive and coordinate payment of Fund expenses.	X	X	X	Approve invoices and allocations of payments. Send invoices to a Third Party Administrator in a timely manner.

Calculate periodic dividend rates to be declared in accordance with management guidelines.		X	X	Establish and maintain dividend and distribution policies. Approve distribution rates per share and aggregate amounts. Obtain Board approval when required.

Review the Fund’s multi-class dividend calculation procedures. Calculate periodic dividend rates to be declared in accordance with management guidelines.		X	X	Review and approve dividend calculation methodologies for each class. Approve distribution rates per share and aggregate amounts. Obtain Board approval when required.

Function	Master Portfolio	Feeder Fund	Standalone Fund	BlackRock Advisors, LLC
Calculate total return information on Funds as defined in the current Registration Statement.		X	X	Review total return information calculated by a Third Party Administrator.

Calculate gross returns (SEC returns grossed up for expenses).	X		X	Review gross return information calculated by a Third Party Administrator.

Prepare responses to major industry questionnaires.	X	X	X	Identify the services to which the Funds report. Provide information as requested.

Prepare Independent Trustee Form 1099-Misc.	X	X	X	Summarize amounts paid to Independent Trustees during the calendar year. Prepare and mail Form 1099-Misc.

FINANCIAL REPORTING

Prepare financial information for presentation to Fund management and Board of Trustees.	X	X	X	Review financial information prepared by a Third Party Administrator.

Coordinate the annual audit and semi-annual preparation and printing of financial statements and notes with management, fund accounting and the Fund auditors.	X	X	X	Provide past financial statements and other information required to create templates to a Third Party Administrator, including report style and graphics. Approve format and text as standard. Approve production cycle and assist in managing to the cycle. Coordinate review and approval by portfolio managers of portfolio listings to be included in financial statements. Prepare appropriate management letter and coordinate production of Management Discussion and Analysis. Review and approve entire report. Make appropriate representations in conjunction with audit.

Function	Master Portfolio	Feeder Fund	Standalone Fund	BlackRock Advisors, LLC
Prepare and file Form N-CEN, Form N-MFP and Form N-PORT, as applicable.	X	X	X	Provide appropriate responses. Review and authorize filing prepared by a Third Party Administrator.

LEGAL

Prepare agenda and Board materials for quarterly Board meetings.	X	X	X	Review and approve Board materials and Board and committee meeting minutes.

Prepare amendments to Registration Statement.	X	X	X	Prepare and review amendments to Registration Statement.

Prepare Registration Statement supplements.		X	X	Prepare and review Registration Statement supplements.

Preparation and filing of 24f-2 Notice.		X	X	Review and approve filing, including information prepared by a Third Party Administrator.

Proxy Material/Shareholder Meetings.	X	X	X	Review and approve proxy, including information prepared by a Third Party Administrator.

Updating of fidelity bond insurance coverage.	X	X	X	Obtain required fidelity bond insurance coverage. Monitor level of fidelity bond insurance maintained in accordance with required coverage.

Respond to regulatory audits.	X	X	X	Coordinate with regulatory authorities to provide requested documentation and resolutions to inquiries.

Maintain and preserve the “corporate” records of each Trust, including each Fund and Master Portfolio.	X	X	X	Delegated to a Third Party Administrator.

Function	Master Portfolio	Feeder Fund	Standalone Fund	BlackRock Advisors, LLC
BLUE SKY

Maintain effective Blue Sky notification filings for states in which Fund management intends to solicit sales of Fund shares.		X	X	Identify states in which filings are to be made. Identify exempt transactions to transfer agent for appropriate exclusion from blue sky reporting.

File amendments to Registration Statement with the applicable state securities commissions in coordination with SEC filing, if required.		X	X	Inform a Third Party Administrator of filings prior to SEC filing.

TAX

Prepare income tax provisions.	X	X	X

Identify Passive Foreign Investment Companies (“PFICs”). Approve tax accounting positions to be taken. Approve provisions.

To the extent within the scope of services provided by a Third Party Administrator, provide transaction information as requested by such Third Party Administrator.

Function	Master Portfolio	Feeder Fund	Standalone Fund	BlackRock Advisors, LLC
Calculate excise tax distributions.	X	X	X

Identify PFICs. Approve tax accounting positions to be taken. Review and approve all income and distribution calculations, including projected income and dividend shares. Approve distribution rates per share and aggregate amounts. Obtain Board approval when required.

To the extent within the scope of services provided by a Third Party Administrator, provide transaction information as requested by such Third Party Administrator.

Prepare tax returns.	X	X	X	To the extent within the scope of services provided by a Third Party Administrator, review and sign tax return prepared by such Third Party Administrator.

Prepare Form 1099.		X	X	To the extent within the scope of services provided by a Third Party Administrator, review and approve information provided for Form 1099 by such Third Party Administrator.

Prepare other year-end tax-related disclosures.		X	X	To the extent within the scope of services provided by a Third Party Administrator, review and approve information provided by such Third Party Administrator.

ACTIVITIES IN CONNECTION WITH SHAREHOLDER SERVICING AND PROCESSING

Engage Agents.		X	X	Identifying, appointing, engaging, terminating and paying Agents.

Perform Servicing and Processing Functions.		X	X	Performing functions not assumed by Agents or delegated to a Third Party Administrator.

Supervise Agents.		X	X	Review reports from Agents and any Third Party Administrators.

Function	Master Portfolio	Feeder Fund	Standalone Fund	BlackRock Advisors, LLC
Report.		X	X	Compile Board report with names of Agents and expenditures, as contemplated by Fund’s Distribution and Service Plan or Shareholder Servicing Plan, as applicable, and Shareholder Servicing and Processing Plan, if applicable.

ACTIVITIES IN CONNECTION WITH SUPPORTING FEEDERS

Record investments in each Master Portfolio.	X			Maintain an inventory and record of investment in, and withdrawals from, the Master Portfolio by each Feeder and provide information or assistance reasonably required to reconcile such inventory and record with the books and records of the Feeder.

Provide information in connection with tax distributions.	X			Provide any information or assistance reasonably required to calculate tax distributions for the Feeders.

Maintain and provide other books and records.	X			Maintain, prepare or provide such other records relating to investments by a Feeder in its corresponding Master Portfolio which may be reasonably required in connection with reports relating to the Feeder or the Master Portfolio to regulatory authorities.

Report.	X			Prepare and provide information reporting relating to the performance or holdings of the Master Portfolio as may reasonably requested in order to provide information to shareholders of the Feeders.

Function	Master Portfolio	Feeder Fund	Standalone Fund	BlackRock Advisors, LLC
Provide additional administrative support.	X

Upon reasonable request

•  Prepare reports or other information relating to each Feeder’s investment in its corresponding Master Portfolio to be provided to third-party reporting services.

•  Use best efforts to require each Master Portfolio’s independent public auditors to provide the party Feeder’s independent public auditors with assistance or cooperation.

•  Attend Feeder Board meetings and assist in preparing reports to such Board (or answering questions in connection therewith).

•  Provide information regarding the Master Portfolios and their compliance policies and procedures (to the extent available) that is necessary in connection with the Feeders’ compliance policies and procedures.

•  Provide assistance in connection with responding to regulatory inquiries.

Dated: May 27, 2020